UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 15, 2025

SPECTRAL CAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-50274	51-0520296
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Fifth Avenue, Suite 4200 Seattle, WA	98104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(206) 262 - 7799

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INTRODUCTORY NOTE

Unless the context otherwise requires, “we,” “us,” “our,” “Spectral” and the “Company” refer to Spectral Capital Corporation, Inc., a Nevada corporation and its consolidated subsidiaries following the Closing (as defined below).

Item 1.01. Entry into a Material Definitive Agreement.

On October 15, 2025, Spectral Capital Corporation (the “Company”) entered into an Asset Purchase Agreement (the “Agreement”) with Eliznikcomp OÜ, an Estonian corporation (“Eliznikcomp”). Pursuant to the Agreement, the Company acquired all right, title, and interest in and to twenty-one (21) patentable innovations related to native Artificial Intelligence (AI) Operating Systems developed in a Linux environment, together with processes for optimizing field programmable gate arrays (FPGAs), as well as technology related to security and multi-application remote synchronization (collectively, the “Assets”). As consideration for the Assets, the Company issued an aggregate of Nine Million (9,000,000) shares of its common stock to the shareholders of Eliznikcomp as directed by Eliznikcomp. The signing and closing of the transaction occurred simultaneously on October 15, 2025.

The Asset Purchase Agreement contains customary representations and warranties by both parties and provides for the immediate transfer of ownership of the Assets to the Company. The transaction is expected to strengthen the Company’s portfolio of artificial intelligence technologies and support the development of its native AI operating system initiatives.

Item 3.02 Unregistered Sales of Equity Securities

Concurrently with the execution of the Asset Purchase Agreement, the Company conducted a private placement of its common stock (the “Private Placement”) pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder. The Company offered up to One Million (1,000,000) shares of its common stock at a purchase price of $1.30 per share, resulting in gross proceeds of up to $1,300,000. The Private Placement was made to accredited investors without the use of general solicitation or advertising. The proceeds of the Private Placement will be used for general corporate and working capital purposes.

Cautionary Note Regarding Forward-Looking Statements

This Report includes statements that express Spectral’s opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements.” These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “seeks,” “projects,” “intends,” “plans,” “may” or “should” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. They appear in a number of places throughout this Report (including in information that is incorporated by reference into this Report) and include statements regarding Spectral’s intentions, beliefs or current expectations concerning, among other things, the results of operations, financial condition, liquidity, prospects, growth, and strategies of Spectral and the markets in which Spectral operates. Such forward-looking statements are based on available current market material and management’s expectations, beliefs and forecasts concerning future events impacting Spectral.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Asset Purchase Agreement between Spectral Capital Corporation and Eliznikcomp OÜ, dated October 15, 2025.

10.2	Subscription Agreement relating to the Private Placement dated October 2, 2025.

99.1	Board Resolution approving the Asset Purchase and Private Placement dated October 15, 2025

104	Cover Page Interactive Data (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPECTRAL CAPITAL CORPORATION

Date: October 16, 2025	By:	/s/ Jenifer Osterwalder
	Name:	Jenifer Osterwalder
	Title:	Chief Executive Officer, President